Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350 I, Robert B. Pollock, President and Chief Executive Officer of Assurant Inc. (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2009

/s/ Robert B. Pollock
Robert B. Pollock President and Chief Executive Officer